UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)
Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

Old National Bancorp (the "Company") is implementing several changes to the Old National Bancorp Employee Stock Ownership and Savings Plan (the "Plan"), including, among others, changing the provider of recordkeeping and plan administration services and the trustee of the Plan as well as changing the participant-directed investment funds under the Plan. As a result, a blackout period with respect to participants' accounts will be in effect beginning at 2:30 p.m., Central Daylight Time, on September 25, 2006 and will end the week of October 16, 2006 (the "Blackout Period"), as described below.

Notice of the blackout period was provided to all participants and beneficiaries under the Plan on August 18, 2006. On September 8, 2006, the Company sent a notice to its directors and executive officers informing them of the blackout period. The notice also informed the directors and executive officers that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, they would be prohibited from purchasing, selling or otherwise acquiring or transferring any common stock or other equity securities of the Company during the blackout period. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A participant in the Plan, a security holder of the Company or other interested persons may obtain, without charge, information regarding the actual ending date of the blackout period by contacting Allen R. Mounts, Executive Vice President, Old National Bancorp, in writing at One Main Street, Evansville, Indiana 47708, or by telephone at (812) 464-1411.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Exhibit
99.1	Old National Bancorp Notice of Blackout to Directors and Executive Officers

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: September 8, 2006

By: /s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Corporate Secretary and Chief Legal Counsel